                                                                    EXHIBIT 10.1

                               ISMIE HOLDINGS INC.

                       1999 LONG-TERM EQUITY INCENTIVE PLAN


                                   SECTION 1

                                   OBJECTIVE

     The objective of the ISMIE Holdings Inc. 1999 Long-Term Equity Incentive Plan (the "Plan") is to attract and retain the best available directors, executive personnel and employees to be responsible for the management, growth and success of the business, and to provide an incentive for such individuals to exert their best efforts on behalf of the Company and its shareholders.


                                   SECTION 2

                                  DEFINITIONS

     2.1 GENERAL DEFINITIONS. The following words and phrases, when used herein, shall have the following meanings:

     (a) "AGREEMENT" - The written document which evidences the grant of any Award under the Plan and which sets forth the terms, conditions, and limitations relating to such Award. No Award shall be valid until so evidenced.

     (b) "AWARD" - The grant of any Option, Stock Appreciation Right, share of Restricted Stock, share of Phantom Stock, Other Stock Based Award, or any combination thereof.

     (c)   "BOARD" - The Board of Directors of ISMIE Holdings Inc.

     (d) "CODE" - The Internal Revenue Code of 1986, as amended, and including the regulations promulgated pursuant thereto.

     (e)   "COMMITTEE" -  The Stock Option Committee of the Board of
     Directors of the Company, which shall consist solely of two or more non-employee directors within the meaning of Rule 16b-3 under the Act, as the same may be amended or supplemented from time to time, and outside directors within the meaning of section 162(m) of the Code.

     (f) "COMMON STOCK" - The present shares of Common Stock of the Company, and any shares into which such shares are converted, changed or reclassified.

     (g) "COMPANY" - ISMIE Holdings Inc., a Delaware corporation, and its groups, divisions, and subsidiaries.

     (h) "EMPLOYEE" - Any person employed by the Company as an employee or any director of the Company, regardless of whether the director is an employee of the Company.

     (i) "FAIR MARKET VALUE" - The fair market value of Common Stock on a particular day shall be the closing price of the Common Stock on the NASDAQ or any national stock exchange on which the Common Stock is traded, on the last preceding trading day on which such Common Stock was traded.

     (j) "OPTION" - A right granted under Section 6 hereof to purchase Common Stock of the Company at a stated price for a specified period of time, subject to the terms and conditions of the Plan and the applicable Agreement.

     (k) "OTHER STOCK BASED AWARD" - An award granted under Section 9 hereof that is valued in whole or in part by reference to, or is otherwise based on, the Company's Common Stock.

     (l) "PARTICIPANT" - Any Employee designated by the Committee to participate in the Plan.

     (m) "PHANTOM STOCK" - A right granted under Section 8 hereof to receive payment from the Company in cash, stock, or in combination thereof, in an amount determined by the Fair Market Value of Common Stock.

     (n) "PERIOD OF RESTRICTION" - The period during which Shares of Restricted Stock or Phantom Stock rights are subject to forfeiture or restrictions on transfer pursuant to Section 8 of the Plan.

     (o) "RESTRICTED STOCK" - Shares granted to a Participant which are subject to restrictions on transferability pursuant to Section 8 of the Plan.

     (p)   "SHARES" - Shares of Common Stock.

     (q)   "STOCK APPRECIATION RIGHT" or "SAR" - The right granted under
     Section 7 hereof to receive a payment from the Company in cash, Common Stock, or in combination thereof, equal to the excess of the Fair Market Value of a share of Common Stock on the date of exercise over a specified price fixed by the Committee, but subject to such maximum amounts as the Committee may impose.

     2.2 OTHER DEFINITIONS. In addition to the above definitions, certain words and phrases used in the Plan and any Agreement may be defined elsewhere in the Plan or in such Agreement.

                                    SECTION 3

                                   COMMON STOCK

     3.1   NUMBER OF SHARES.  Subject to the provisions of Section 3.3:

     (a) the number of Shares which may be issued or sold or for which Options or Stock Appreciation Rights may be granted under the Plan may not exceed 1,000,000 Shares; and

     (b) the maximum number of Shares which may be issued or sold or for which Options or Stock Appreciation Rights may be granted to a Participant under the Plan during any calendar year may not exceed 100,000 Shares.

     3.2 RE-USAGE. If an Option or SAR expires or is terminated, surrendered, or canceled without having been fully exercised, or if any other grant (other than Restricted Stock) results in any Shares not being issued, the Shares covered by such Option, SAR, or other grant, as the case may be, shall again be immediately available for Awards under the Plan.

     3.3   Adjustments.

     (a) Subject to Section 3.3(b) below, in the event of any change in the outstanding Common Stock by reason of a stock split, stock dividend, combination, reclassification or exchange of Shares, recapitalization, or other similar event, the Committee shall, in such manner and to such extent as it deems appropriate and equitable, adjust the number of SARs and the number of Shares available for Options, grants of Restricted Stock, and Other Stock Based Awards as specified in Section 3.1(a), and the number of Shares subject to outstanding Options, SARs, grants of Restricted Stock, and Other Stock Based Awards, and the price thereof, the Fair Market Value and the maximum number of Shares which may be issued or sold or for which Options or Stock Appreciation Rights may be granted to a Participant under the Plan during any calendar year as specified in Section 3.1(b), as applicable, and any such adjustment shall be binding and conclusive on all parties. Any fractional Shares resulting from any such adjustment shall be disregarded.

     (b) In the event of an extraordinary dividend or other distribution, merger, reorganization, consolidation, combination, sale of assets, split up, exchange, or spin off, or other extraordinary corporate transaction, the Committee may, in such manner and to such extent (if any) as it deems appropriate and equitable make provision for a cash payment or for the substitution or exchange of any or all outstanding Awards or the cash, securities or property deliverable to the holder of any or all outstanding Awards based upon the distribution or consideration payable to holders of Common Stock upon or in respect of such event; provided, however, in each case, that with respect to any Award constituting an "incentive stock option" within the meaning of section 422 of the Code (or any successor provision) no such adjustment may be made that would cause the Plan to violate section 422 of the Code (or any successor provision).

                                    SECTION 4

                          ELIGIBILITY AND PARTICIPATION

     Participants in the Plan shall be those Employees selected by the Committee to participate in the Plan who hold positions of responsibility and whose participation in the Plan the Committee determines to be in the best interests in the Company.

                                    SECTION 5

                                 ADMINISTRATION

     5.1 COMMITTEE. The Plan shall be administered by the Committee. The members of the Committee shall be appointed by and shall serve at the pleasure of the Board, which may from time to time change the Committee's membership. In the absence of a Committee, the Board shall exercise all of the powers of the Committee hereunder.

     5.2 AUTHORITY. The Committee shall have the sole and complete authority to:

     (a) determine the individuals to whom awards are granted, the type and amounts of awards to be granted and the time of all such grants;

     (b) determine the terms, conditions and provisions of, and restrictions relating to, each Award granted;

     (c)   interpret and construe the Plan and all Agreements;

     (d)   prescribe, amend and rescind rules and regulations relating to the
     Plan:

     (e)   determine the content and form of all Agreements;

     (f) determine all questions relating to Awards under the Plan, including whether any conditions relating to an Award have been met;

     (g)   maintain accounts, records and ledgers relating to Awards;

     (h)   maintain records concerning its decisions and proceedings;

     (i) employ agents, attorneys, accountants or other persons for such purposes as the Committee considers necessary or desirable; and

     (j) do and perform all acts which it may deem necessary or appropriate for the administration of the Plan and to carry out the objectives of the Plan.

     5.3 DETERMINATIONS. All determinations, interpretations, or other actions made or taken by the Committee pursuant to the provisions of the Plan shall be final, binding, and conclusive for all purposes and upon all persons.

     5.4 DELEGATION. The Committee may delegate to appropriate senior officers of the Company its duties under the Plan pursuant to such conditions and limitations as the Committee may establish.


                                    SECTION 6

                                  STOCK OPTIONS

     6.1 TYPE OF OPTION. Each Option granted under this Plan shall be of one of two types: (i) an "incentive stock option" within the meaning of section 422 of the Code (or any successor provision); or (ii) a non-qualified stock option.

     6.2 GRANT OF OPTION. An Option may be granted to Participants at such time or times as shall be determined by the Committee. Each Option shall be evidenced by a written Agreement that shall specify the exercise price, the duration of the Option, the number of Shares to which the Option applies, and such other terms and conditions not inconsistent with the Plan as the Committee shall determine. No incentive stock options may be awarded after the tenth anniversary of the date this Plan is adopted by the Board.

     6.3 OPTION PRICE. The per share option price shall be not less than 85 percent of the Fair Market Value at the time the Option is granted (100 percent in the case of an incentive stock option, or 110 percent in the case of an incentive stock option granted to a Participant who at the time the Option is granted owns stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company or of its parent).

     6.4 EXERCISE OF OPTIONS. Options awarded under the Plan shall be exercisable at such times and shall be subject to such restrictions and conditions, including the performance of a minimum period of service after the grant, as the Committee may impose, which need not be uniform for all Participants; provided, however, that no Option shall be exercisable for more than 10 years after the date on which it is granted (5 years in the case of an incentive stock option granted to a Participant who at the time the Option is granted owns stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company or of its parent).

     6.5 PAYMENT. The Committee shall determine the procedures governing the exercise of Options, and shall require that the per share option price be paid in full at the time of exercise. The Committee, in its discretion, may permit a Participant to elect to pay the option price upon the exercise of an Option by irrevocably authorizing a third party to sell Shares (or a sufficient portion of the Shares) acquired upon exercise of the Option and remit to the Company a sufficient portion of the sale proceeds to pay the entire option price and any tax withholding resulting from such exercise.
The Committee, in its discretion, may also permit a Participant to make payment in cash, or in Shares already owned by the Participant, valued at the Fair Market Value thereof, as partial or full payment of the exercise price. As soon as practical after full payment of the exercise price, the Company shall deliver to the Participant a certificate or certificates representing the acquired Shares.

     6.6 RIGHTS AS A SHAREHOLDER. Until the exercise of an Option and the issuance of Shares in respect thereof, a Participant shall have no rights as a Shareholder with respect to the Shares covered by such Option.


                                    SECTION 7

                             STOCK APPRECIATION RIGHTS

     7.1 GRANT OF STOCK APPRECIATION RIGHTS. Stock Appreciation Rights may be granted to Participants at such time or times as shall be determined by the Committee and shall be subject to such terms and conditions as the Committee may decide. A grant of an SAR shall be made pursuant to a written Agreement containing such provisions not inconsistent with the Plan as the Committee shall approve.

     7.2 EXERCISE OF SARs. SARs may be exercised at such times and subject to such conditions, including the performance of a minimum period of service, as the Committee shall impose. Any SAR related to a non-qualified stock option may be granted at the same time such Option is granted or at any time thereafter before exercise or expiration of such Option. Any SAR related to an incentive stock option shall be granted at the same time such Option is granted. SARs which are granted in tandem with an Option may only be exercised upon the surrender of the right to exercise an equivalent number of Shares under the related Option and may be exercised only with respect to the Shares for which the related Option is then exercisable.

     7.3 PAYMENT OF SAR AMOUNT. Upon exercise of an SAR, the Participant shall be entitled to receive payment of an amount determined by multiplying:

     (a) any increase in the Fair Market Value of a Share at the date of exercise over the Fair Market Value of a Share at the date of grant, by

     (b) the number of Shares with respect to which the SAR is exercised; provided, however, that at the time of grant, the Committee may establish, in its sole discretion, a maximum amount per Share which will be payable upon exercise of an SAR.

     7.4 METHOD OF PAYMENT. Subject to the discretion of the Committee, which may be exercised at the time of grant, the time of payment, or any other time, payment of an SAR may be made in cash, Shares or any combination thereof.

                                    SECTION 8

                       RESTRICTED STOCK OR PHANTOM STOCK

     8.1 GRANT OF RESTRICTED STOCK OR PHANTOM STOCK. The Committee may grant Shares of Restricted Stock or Phantom Stock rights to such Participants at such times and in such amounts, and subject to such other terms and conditions not inconsistent with the Plan as it shall determine. Each grant of Restricted Stock or Phantom Stock rights shall be evidenced by a written Agreement setting forth the terms of such Award.

     8.2 RIGHTS AS A SHAREHOLDER. Unless otherwise determined by the Committee at the time of grant, Participants holding Restricted Stock granted hereunder may exercise full voting rights and other rights as a Shareholder with respect to those Shares during the period of restriction. Holders of Phantom Stock rights shall not be deemed Shareholders and, except to the extent provided in accordance with the Plan, shall have no rights related to any Shares.

     8.3 DIVIDENDS AND OTHER DISTRIBUTIONS. Unless otherwise determined by the Committee at the time of grant, Participants holding Restricted Stock shall be entitled to receive all dividends and other distributions paid with respect to those Shares, provided that if any such dividends or distributions are paid in shares of stock, such shares shall be subject to the same forfeiture restrictions and restrictions on transferability as apply to the Restricted Stock with respect to which they were paid. Unless otherwise determined by the Committee at the time of grant, Participants holding Phantom Stock rights shall not be entitled to receive cash payments equal to any cash dividends and other distributions paid with respect to a corresponding number of Shares.

     8.4 PAYMENT OF PHANTOM STOCK RIGHTS. The Committee may, at the time of grant, provide for payment in respect of Phantom Stock rights in cash, Shares, partially in cash and partially in Shares, or in any other manner not inconsistent with this Plan.


                                    SECTION 9

                   OTHER STOCK BASED AWARDS AND OTHER BENEFITS

     9.1 OTHER STOCK BASED AWARDS. The Committee shall have the right to grant Other Stock Based Awards which may include, without limitation, the grant of Shares based on certain conditions, the payment of cash based on the performance of the Common Stock, and the payment of Shares in lieu of cash under other Company incentive bonus programs. A Grant of an Other Stock Based Award shall be made in such manner and at such times as the Committee may determine.

     9.2 OTHER BENEFITS. The Committee shall have the right to provide types of Awards under the Plan in addition to those specifically listed utilizing shares of stock or cash, or a combination thereof, if the Committee believes that such Awards would further the purposes for which the Plan was established. Payment under or settlement of any such Awards shall be made in such manner and at such times as the Committee may determine.

                                   SECTION 10

                 AMENDMENT, MODIFICATION, AND TERMINATION OF PLAN

     The Board of Directors at any time may terminate or suspend the Plan, and from time to time may amend or modify the Plan. No amendment, modification, or termination of the Plan shall in any manner adversely affect any Award theretofore granted under the Plan without the consent of the Participant (or if the Participant is not then living, the affected beneficiary).


                                   SECTION 11

                           TERMINATION OF EMPLOYMENT

     11.1 TERMINATION OF EMPLOYMENT DUE TO RETIREMENT. Unless otherwise determined by the Committee at the time of grant, in the event a Participant's employment with the Company terminates by reason of retirement after age 65, any Option or SAR granted to such Participant which is then outstanding may be exercised at any time prior to the expiration of the term of the Option or SAR or within three (3) years following the Participant's termination of employment, whichever period is shorter, and any Restricted Stock, Phantom Stock rights, or other Award then outstanding for which any restriction has not lapsed prior to the effective date of retirement shall be forfeited.

     11.2 TERMINATION OF EMPLOYMENT DUE TO DEATH OR DISABILITY. Unless otherwise determined by the Committee at the time of grant, in the event a Participant's employment with the Company is terminated by reason of death or incapacity, any Option or SAR granted to such Participant which is then outstanding may be exercised by the Participant or the Participant's legal representative at any time prior to the expiration date of the term of the Option or SAR or within three (3) years following the Participant's termination of employment, whichever period is shorter, and any Restricted Stock, Phantom Stock rights, or other Award then outstanding shall become nonforfeitable and shall become transferable or payable, as the case may be, as though any restriction had expired.

     11.3 TERMINATION OF EMPLOYMENT FOR ANY OTHER REASON. Unless otherwise determined by the Committee at the time of grant, in the event the employment of the Participant with the Company shall terminate for any reason other than misconduct or one described in Section 11.1 or 11.2, any Option or SAR granted to such Participant which is then outstanding may be exercised by the Participant at any time prior to the expiration date of the term of the Option or SAR or within three (3) months following the Participant's termination of employment, whichever period is shorter; any Restricted Stock, Phantom Stock rights, or other Award then outstanding for which any restriction has not lapsed prior to the date of termination of employment shall be forfeited upon termination of employment. If the employment of a Participant is terminated by the Company by reason of the Participant's misconduct, any outstanding Option or SAR shall cease to be exercisable on the date of the Participant's termination of employment; any Restricted Stock, Phantom Stock rights, or other Award then outstanding for which any restriction has not lapsed prior to the date of termination of employment shall be forfeited upon termination of employment. As used herein, "misconduct" means: (i) one or more demonstrable and material acts of dishonesty, disloyalty, insubordination or willful misconduct; (ii) the continued failure, in the judgment of the Chief Executive Officer of the Company or the Board by the Participant to substantially perform his duties (other than any such failure resulting from his death or disability); or (iii) the termination of the Participant's employment with the Company for "cause" within the meaning of any written employment agreement between the Participant and the Company. The Committee shall determine whether a Participant's employment is terminated by reason of misconduct.

     11.4 ACCRUAL OF RIGHT AT DATE OF TERMINATION. Unless otherwise determined by the Committee at the time of grant, the Participant shall have the right to exercise an Option or SAR as indicated in Section 11.1, 11.2, and 11.3 only to the extent the Participant's right to exercise such Option or SAR had accrued at the date of termination of employment pursuant to the terms of the applicable Agreement and had not previously been exercised.

     11.5 COMMITTEE DISCRETION. The Committee shall be entitled to make such rules, regulations and determinations as it deems appropriate in respect of any leave of absence taken by a Participant. Without limiting the generality of the foregoing, the Committee shall be entitled to determine
(i) whether or not a Participant's leave of absence shall constitute a termination of employment within the meaning of the Plan and (ii) the impact, if any, of any such leave of absence on Awards granted to such Participant. Unless otherwise determined by the Committee in its sole discretion, a Participant shall be considered to have terminated employment if his or her employer ceases to be an affiliate of the Company, even if he or she continues to be employed by such employer.


                                   SECTION 12

                           MISCELLANEOUS PROVISIONS

     12.1 NON-TRANSFERABILITY OF AWARDS. Unless otherwise determined by the Committee at the time of grant, and except as provided in Section 11, no Award granted under the Plan shall be assignable, transferable, or payable to or exercisable by anyone other than the Participants to whom it was granted; provided, however, that no Award consisting of incentive stock options may be transferred by a Participant other than by will or the laws of descent and distribution, and may be exercised during the Participant's lifetime only by the Participant.

     12.2 NO GUARANTEE OF EMPLOYMENT OR PARTICIPATION. Nothing in the Plan or in any Award granted pursuant to the Plan, nor in any Agreement made pursuant to the Plan, shall interfere with or limit in any way the right of the Company to terminate any Participant's employment at any time, nor confer upon any Participant any right to continue in the employment of the Company. No Employee shall have a right to be selected as a Participant, or, having been so selected, to receive any future Awards. Nothing contained in the Plan, or in any Award granted pursuant to the Plan, nor in any Agreement made pursuant to the Plan, shall interfere in any way with the right of the Company to terminate the Participant's employment at will or change the Participant's compensation at any time.

     12.3 TAX WITHHOLDING. The Company shall have the authority to withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, sate, and local withholding tax requirements on any Award under the Plan, and the Company may defer payment of cash or issuance of Shares until such requirements are satisfied. The Committee may, in its discretion, permit a Participant to elect, subject to such conditions as the Committee shall require, to have Shares otherwise issuable under the Plan withheld by the Company and having a Fair Market Value sufficient to satisfy all or part of the Participant's estimated total federal, state, and local tax obligation associated with the transaction.

     12.4 GOVERNING LAW. The Plan and all determinations made and actions taken pursuant hereto, to the extent not otherwise governed by the Code, shall be governed by the laws of the State of Illinois and construed in accordance therewith.

     12.5 EFFECTIVE DATE. The Plan shall be effective immediately upon approval by the shareholders of the Company, provided, however, that no Award requiring the issuance of Shares shall be exercised or paid out unless at the time of such exercise or payout (i) such Shares are covered by a currently effective registration statement filed under the Securities Act of 1933, as amended, if one is then required, or in the sole opinion of the Company and its counsel such issuance of Shares is otherwise exempt from the registration requirements of such act, and (ii) such Shares are listed on any securities exchange upon which the Common Stock of the Company is listed.

     12.7 UNFUNDED PLAN. Insofar as the Plan provides for Awards of cash, Shares, rights or a combination thereof, the Plan shall be unfunded. The Company may maintain bookkeeping accounts with respect to Participants who are entitled to Awards under the Plan, but such accounts shall be used merely for bookkeeping convenience. The Company shall not be required to segregate any assets that may at any time be represented by interests in Awards nor shall the Plan be construed as providing for any such segregation. None of the Committee, the Company or its Board of Directors shall be deemed to be a trustee of any cash, Shares or rights to Awards granted under the Plan. Any liability of the Company to any Participant with respect to an Award or any rights thereunder shall be based solely upon any contractual obligations that may be created by the Plan and any Agreement, and no obligation of the Company under the Plan shall be deemed to be secured by any pledge or other encumbrance on any property of the Company.

     12.8 PROVISIONS RELATING TO SECTION 16 PERSONS. Notwithstanding any other provision herein, any Option or similar right (including an SAR) granted hereunder to a Participant who is then subject to Section 16 of the Securities Exchange Act of 1934 shall not be transferable other than by will or the laws of descent and distribution and shall be exercisable during the Participant's lifetime only by him.

     12.9 ASSUMPTION OF AWARDS BY THE COMPANY. The Company, from time to time, also may substitute or assume outstanding awards granted by another company, whether in connection with an acquisition of such other company or otherwise, by either (a) granting an Award under the Plan in substitution of such other company's award, or (b) assuming such award as if it had been granted under the Plan if the terms of such assumed award could be applied to an Award granted under the Plan. Such substitution or assumption shall be permissible if the holder of the substituted or assumed award would have been eligible to be granted an Award under the Plan if the other company had applied the rules of the Plan to such grant. In the event the Company assumes an award granted by another company, the terms and conditions of such award shall remain unchanged (except that the exercise price and the number and nature of Shares issuable upon exercise of any such option will be adjusted appropriately pursuant to Section 424(a) of the Code). In the event the Company elects to grant a new Award rather than assuming an existing option, such new Award may be granted with a similarly adjusted exercise price.

     12.10 TERM OF THE PLAN. No Award shall be granted pursuant to the Plan after May 4, 2009.